EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Chief Executive Officer and Chief Financial Officer of Farmhouse, Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

(1) The Annual Report on Form 10-K of Farmhouse, Inc. for the fiscal year ended December 31, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of Farmhouse, Inc.

Farmhouse, Inc.

Date: April 17, 2026

By: /s/ Evan Horowitz

Evan Horowitz

Chief Executive Officer and Director

(Principal Executive Officer)

By: /s/ Lanny R. Lang

Lanny R. Lang

Chief Financial Officer and Chief Accounting Officer

(Principal Financial and Accounting Officer)

Note regarding signatures:

A signed original of this written statement required by Section 906, or other authenticating document, has been provided to Farmhouse, Inc. and will be retained by Farmhouse, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.